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                                                                  EXHIBIT 19.2

                     FORM OF CONVERTIBLE PREFERRED CERTIFICATE




                               PRIME GROUP REALTY TRUST


                 ORGANIZED UNDER THE LAWS OF THE STATE OF MARYLAND



THIS CERTIFIES THAT _________________________________________

IS THE OWNER OF  ____________________________________________

fully paid and non-assessable Series A Cumulative Convertible Preferred Shares of Beneficial Interest, $0.01 par value per share, of Prime Group Realty Trust, transferable only on the books of the Trust by the holder hereof in person or by duly authorized attorney upon the surrender of this Certificate property endorsed. This Certificate and the Series A Cumulative Convertible Preferred Shares of Beneficial Interest evidenced hereby are issued and shall be held subject to all of the provisions of the Declaration of Trust and amendments thereto. The holder hereof has no interest, legal or equitable, in any specific property of the Trust.

          WITNESS the signatures of its duly authorized officers.

Dated:

_____________________________
CHAIRMAN OF THE BOARD

_____________________________
PRESIDENT

_____________________________
EXECUTIVE VICE PRESIDENT,
GENERAL COUNSEL AND SECRETARY

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                              [REVERSE OF CERTIFICATE]

                              PRIME GROUP REALTY TRUST

          THE TRUST IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK. THE DECLARATION OF TRUST ON FILE IN THE OFFICE OF THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND SETS FORTH A FULL STATEMENT OF (A) ALL OF THE DESIGNATIONS, PREFERENCES, RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTIONS, AND OTHER RELATIVE RIGHTS OF THE SHARES OF EACH CLASS OF SHARES AUTHORIZED TO BE ISSUED AND (B) THE AUTHORITY OF THE BOARD OF TRUSTEES TO ISSUE ANY PREFERRED OR SPECIAL CLASS IN SERIES, THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT THEY HAVE BEEN SET AND THE AUTHORITY OF THE BOARD OF TRUSTEES TO SET THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES OF PREFERRED SHARES.